EXHIBIT 3.2


                                CERTIFICATE OF MERGER
                                          OF
                              MEDICAL DIAGNOSTICS, INC.
                               (a Delaware corporation)
                                         INTO
                                ANMR ACQUISITION CORP.
                               (a Delaware corporation)


                             (Pursuant to Section 251 of
                the General Corporation Law of the State of Delaware)


               The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
     CERTIFY:


               1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows:

          NAME                          STATE OF INCORPORATION
          ----                          ----------------------

     ANMR Acquisition Corp.                  Delaware
     Medical Diagnostics, Inc.               Delaware


               2. An Agreement and Plan of Merger, dated May 2, 1995, among the Constituent Corporations and other party thereto has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251(c) of the General Corporation Law of the State of Delaware.


               3. The name of the surviving corporation of the Merger is ANMR Acquisition Corp. (the "Surviving Corporation"). Upon the Merger the name of the Surviving Corporation shall be changed to Medical Diagnostics, Inc.


               4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation except that Article FIRST thereof shall be amended to read in its entirety as follows:

               "FIRST:  Name.  The name of the corporation is Medical
                -----   ----
               Diagnostics, Inc. (hereinafter referred to as the "Corporation")"


               5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 46 Jonspin Road, Wilmington, Massachusetts 01887.


               6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost to any stockholder of either Constituent Corporation.


               IN WITNESS WHEREOF, this Certificate of Merger has been executed by Jack Nelson, President of ANMR Acquisition Corp. as of this 31st day of August, 1995.


                                   ANMR ACQUISITION CORP.


                                   BY:  /s/ Jack Nelson
                                        --------------------------
                                             Jack Nelson
                                             Chairman of the Board